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                              EXHIBIT 21
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                Regent Broadcasting Midwest, Inc.
                Regent Broadcasting of San Diego, Inc.
                Regent Licensee of San Diego, Inc.
                Regent Broadcasting of Lexington, Inc.
                Regent Licensee of Lexington, Inc.
                Regent Broadcasting of Chico, Inc.
                Regent Licensee of Chico, Inc.
                Regent Broadcasting of Erie, Inc.
                Regent Licensee of Erie, Inc.
                Regent Broadcasting of Flagstaff, Inc.
                Regent Licensee of Flagstaff, Inc.
                Regent Broadcasting of Flint, Inc.
                Regent Licensee of Flint, Inc.
                Regent Broadcasting of Kingman, Inc.
                Regent Licensee of Kingman, Inc.
                Regent Broadcasting of Lake Tahoe, Inc.
                Regent Licensee of Lake Tahoe, Inc.
                Regent Broadcasting of Mansfield, Inc.
                Regent Licensee of Mansfield, Inc.
                Regent Broadcasting of Palmdale, Inc.
                Regent Licensee of Palmdale, Inc.
                Regent Broadcasting of Redding, Inc.
                Regent Licensee of Redding, Inc.
                Regent Broadcasting of South Carolina, Inc.
                Regent Licensee of South Carolina, Inc.
                Regent Broadcasting of St. Cloud, Inc.
                Regent Licensee of St. Cloud, Inc.
                Regent Broadcasting of Utica/Rome, Inc.
                Regent Licensee of Utica/Rome, Inc.
                Regent Broadcasting of Victorville, Inc.
                Regent Licensee of Victorville, Inc.
                Regent Broadcasting of Watertown, Inc.
                Regent Licensee of Watertown, Inc.
                Regent Broadcasting West Coast, Inc.